UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

We have been retained by BIOLASE, Inc. to reach out to you on their behalf as you are a stockholder eligible to vote at the upcoming Special Meeting of Stockholders, scheduled to take place on November 19, 2021.

Because of how you hold your shares we can assist with your voting directly.

If you have received proxy materials (also available here)

WE CAN RECORD YOUR VOTING INSTRUCTIONS WITH YOUR REPLY TO THIS EMAIL.

THE BOARD STRONGLY RECOMMENDS THAT STOCKHOLDERS APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

•  Help ensure continued listing of our common stock on The Nasdaq Capital Market

•  Attract institutional investors and promote greater liquidity for our stockholders

•  Enable us to offer equity compensation to employees and other service providers (and, thus, conserve cash)

•  Provide that shares of common stock are authorized and available for future uses

If you have any questions, please give us a call at 1-(800) 347-4750, Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time or email us at BIOL@dfking.com.

DO NOT FORWARD THIS EMAIL OR SHARE YOUR UNIQUE ID WITH ANYONE, AS ONLY YOU MAY VOTE YOUR SHARES.

Thank you,

D.F. King & Co., Inc.

Internal ID: [x]